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                                   EXHIBIT 3.2



                     SECOND AMENDED AND SUPERSEDING BY-LAWS
                                       OF
                             HAWKINS CHEMICAL, INC.
                           ADOPTED ON OCTOBER 6, 1983

                      As Amended through February 15, 1995
                (All such Amendments are specifically identified)


                                    ARTICLE I
                             Shareholders' Meetings


               Section (1) PLACE OF MEETING. The meetings of the shareholders shall be held at the registered office of the Corporation or at any other place designated by the Board of Directors or consented to in writing by all of the shareholders entitled to vote thereat.

               Section (a) ANNUAL MEETING. Every year, commencing in 1984, the annual meeting of shareholders shall be held at the corporate offices on the day which is one hundred eighty (180) days after the close of the fiscal year, or if such day is a legal holiday, then on the first following day that is not a legal holiday or upon such earlier day at such other place as shall be set by the Board of Directors by appropriate resolution.

               Section (b) SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time upon request of the Chairman of the Board, Chief Executive Officer, President, or a majority of the members of the Board of Directors, or upon request in writing to the Chairman of the Board, Chief Executive officer, President, or the Board of Directors by one or more shareholders holding not less than one-tenth of the voting power of the shareholders.

               Section 1. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed or personally delivered not less than five (5) days prior to the date of the meeting, by the Secretary, to each shareholder of record entitled to vote at such meeting. Waiver by a shareholder of notice of a shareholders' meeting, signed by him, whether before or after the time of such meeting, or attendance at such meeting, shall be equivalent to the giving of such notice. In case of adjournment of a meeting from time to time, no further notice of the adjourned meeting shall be necessary if an announcement is made at the meeting where the adjournment is had, specifying the place, day and hour of the adjourned meeting.

               Section 2. VOTING RIGHTS. Every holder of record, as provided below, of common stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary at or before the meeting, and he shall be entitled to one vote for each share of stock standing in his name; provided that no revocable proxy shall be voted if executed more than three years

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prior to the date of such meeting.  Except as may otherwise be provided by the
Board of Directors from time to time, only shareholders of record on the record date shall be entitled to vote at such meeting. Upon demand of any shareholder the vote upon any matter before the meeting shall be by written ballot.

               Section 3. QUORUM; ACTION BY SHAREHOLDERS. (A) The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

               (B) The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at a meeting, except where the Articles of Incorporation or statute shall otherwise provide.

               Section 4. PRESIDING OFFICER. The Chairman of the Board or, in his absence, the Chief Executive Officer or any other person designated from time to time by the Board of Directors, shall preside at all meetings of the shareholders.

                                   ARTICLE II
                                    Directors

               Section 1. NUMBER OF DIRECTORS. The business of the Corporation shall be managed by a Board of not less than three (3) nor more than eleven (11) directors, who need not be shareholders of the Corporation, and the decisions of the Board shall be by a majority of the members present.

               Section 2. TENURE. At each annual meeting the shareholders shall elect directors to hold office for one (1) year or until their successors are elected and have qualified.

               Section 3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by election at a meeting of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

               Section 4. MEETINGS OF THE BOARD; NOTICE. The Board of Directors shall meet each year immediately after the normal meeting of shareholders, at the same place. No notice of any kind to either old or new members shall be necessary for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors. Other meetings of the Board of Directors may be held upon three (3) days' written notice upon the call of the Chief Executive Officer or any two directors. Notice may be waived in writing before or after the time of such meeting, and attendance of a director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose, of any meeting need be specified in the notice of such meeting.

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               Section 5. QUORUM.  A majority of the directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist for any reason, the remaining directors shall constitute a quorum for the filling of such vacancies.

               Section 6. REMOVAL OF DIRECTORS.  (As amended on February 28,
1989) (a) A Director may be removed by the Board of Directors at any time, but only with good cause shown therefor, if:
               (i) the director was appointed by the Board of Directors to fill a vacancy and shareholders have not elected directors in such directors' class in the interval between the time of the appointment to fill a vacancy and the time of the removal; and

               (ii) a majority of the other directors present affirmatively vote to remove the director.

               (b) Any one or all of the directors may be removed with good cause shown therefor, at any meeting of the shareholders called for that purpose, by the affirmative vote of 60% of the voting power of the shares entitled to vote; provided that removal is not opposed by more than 25% of the voting power of the shares entitled to vote.

               (c) "Good cause" for the purpose of this Section shall mean:

               (i) conviction of a crime involving moral turpitude;

               (ii) dishonesty in dealings with the Corporation or with respect to its assets;

               (iii) engaging in competition, directly or indirectly, with the Corporation or usurping any corporate opportunity or advantage; or

               (iv) engaging in a contract or other transaction that involves a conflict of interest between the director and the Company without the good faith consent of the Board of Directors after complete disclosure of all material facts with respect thereto.

               (d) This Section 6 may be amended or repealed at any annual or special meeting of the shareholders by the affirmative vote of the holders of 60% of the voting power of all shareholders entitled to vote, provided such amendment or repeal shall not receive the negative vote of the holders of more than 25% of the voting power of all shareholders entitled to vote.

               Section 7. COMMITTEE OF DISINTERESTED PERSONS. The board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. For purposes of this Section 7, a director or other person is "disinterested" if the director is not the owner of more than one percent (1%) of the outstanding shares of, or a present or former officer, employee, or agent of, the Corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to direction, control, or termination by the board. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the

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Corporation and its directors, officers and shareholders.  The committee's existence shall terminate upon issuance of the final written report of its determinations.

               A disinterested person appointed to a committee so established is deemed to be a director for the period of existence of the committee but has no power to act as a director except in conjunction with the activities of the committee.

               Section 8. NOMINATIONS. (As adopted on August 23, 1988) No candidate may be nominated for election as a director at the annual meeting of shareholders and no votes cast in his or her name for election shall be counted, unless the nomination of such person has been previously submitted to the Board of Directors or its nominating committee in accordance with the provisions of this Article II. If such nomination has been duly submitted, the nominee may be nominated for election at any meeting held within twelve months thereafter, notwithstanding the fact that such nominee is not listed as an alternate candidate in the proxy furnished by management.

               Section 9. MANAGEMENT NOMINEES.  (As adopted on February 15,
1995) The Board of Directors or a nominating committee duly appointed by the Board of Directors shall have the sole authority to designate candidates to be nominated by management for election as directors of the Company.

               Section 10. SHAREHOLDER NOMINEES.  (As adopted on August 23,
1988) Any holder of voting shares of the Corporation may submit the nomination of a candidate or candidates for election as director at the next meeting of shareholders at which an election is to be held.

               Each nomination proposed by a shareholder must be submitted to the Secretary of the Corporation no later than sixty (60) days following the end of the Corporation's fiscal year. Nominations shall only be deemed to have been submitted on the date on which all of the following has been received by the
Corporation:

               (a) all information about the nominee which may be required to be provided in any proxy or information statement pursuant to the Securities Exchange Act of 1934 and rules promulgated thereunder, as amended;

               (b) a completed copy of the questionnaire required by the Corporation for all director nominees, executed by the nominee;

               (c) a statement signed by the nominee consenting to his nomination and agreeing, if elected, to serve as a director of the Corporation; and

               (d) appropriate evidence that the person submitting the nomination is a shareholder of the Corporation.

Copies of all appropriate forms for nomination required hereunder shall be made available by the Secretary of the Corporation upon request of, and without charge to, any shareholder.

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               Section 11. ALTERNATE NOMINEES.  (As adopted on August 23, 1988)
The Board of Directors, or its duly appointed nominating committee, may designate one or more nominees submitted by shareholders in accordance with
Section 11 hereof, to appear as alternate candidates on any proxy solicited by, or in any proxy or information statement furnished by, management in connection with such annual meeting. The number of alternate candidates for election shall not exceed the number of directors to be elected at the annual meeting for which nominations are made. The Board of Directors, or its duly appointed nominating committee, may use any means it deems reasonably appropriate to determine which shareholder nominees, if any, may be listed as alternate candidates on management's proxy and in any proxy or information statement supplied by the Corporation in connection with such annual meeting of shareholders.

               Section 12.  EXECUTIVE COMMITTEE.  (As adopted on February 15,
1995) The Board of Directors may establish an Executive Committee consisting of not less than three nor more than five directors, at least one of whom shall be a senior executive of the Company (an "inside" board member). The Board shall designate one member of the Executive Committee as Chairman.

               The Executive Committee shall not have the authority to alter or amend these By-Laws, or to fill vacancies in the Board or in its own membership, but the Board may delegate all other powers of the Board of Directors to the Executive Committee in accordance with the Minnesota Business Corporation Act. The Board of Directors shall have the power at any time to change the membership of or to dissolve the Executive Committee.

               The Executive Committee shall take no action except by majority approval of all of its members. The Executive Committee shall meet at the request of the Committee's Chairman or any member upon not less than twenty-four hours notice, which may be given in writing, by facsimile transmission or telephonically. Regular minutes of Executive Committee proceedings shall be kept and reported at the next following meeting of the Board of Directors and shall become a part of the record at that Board meeting at which they are presented.

                                   ARTICLE III
                                    Officers

               Section 1. NUMBER OF OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary, Treasurer, and such other officers and assistant officers and agents as may be chosen by the Board of Directors from time to time. Any two offices may be held by one person, except that the President shall not also hold the office of Vice President, and the Chief Executive Officer shall not also hold the office of Chief Financial Officer.

               Section 2. ELECTION; VACANCIES; TENURE. Officers shall be chosen at the annual meeting of the Board of Directors, to hold office until the next annual meeting or until their successors are chosen and qualified. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy shall be filled by the affirmative vote of a majority of the directors, and an officer so chosen shall hold office until his successor is chosen and qualified. In the absence of an election or appointment of a Chief Executive Officer or Chief Financial Officer by the board, the person or persons exercising the principal functions of those offices are respectively deemed to have been elected to those offices, except for the purpose of determining the location of the principal executive office, which in that case is the registered office of the corporation.

               Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors and shall perform such other duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.

               Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall:

               (a) When present, and in the absence of the Chairman, preside at all meetings of the board and of the shareholders;

               (b) Have general active management of the business of the Corporation;

               (c) See that all orders and resolutions of the board are carried into effect;

               (d) Perform such duties as shall be delegated by the Board; and

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               (e) Render to the Board, whenever requested, an account of all transactions by the Chief Executive officer.

               Section 5. PRESIDENT.  The President shall:

               (a) Perform such duties as shall be delegated by the Board or by the Chief Executive Officer; and

               (b) Render to the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the President.

               Section 6. CHIEF FINANCIAL OFFICER. The Chief Financial officer shall:

               (a) Keep accurate financial records for the Corporation;

               (b) Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the board;

               (c) Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the board, making proper vouchers therefor;

               (d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the board;

               (e) Perform other duties prescribed by the board or by the Chief Executive Officer; and

               (f) Render to the Chief Executive Officer and the board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation.

               Section 7. TREASURER.  The Treasurer shall:

               (a) Perform such duties as shall be delegated by the Board, the Chief Executive Officer or the Chief Financial Officer; and

               (b) Render to the Chief Financial Officer, the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the Treasurer.

               Section 8. VICE PRESIDENT. Each Vice President, if any, shall perform such duties as may be prescribed from time to time by these By-Laws, the Board of Directors or the Chief Executive Officer.

               Section 9. SECRETARY. The Secretary shall give proper notice of meetings of shareholders and Board of Directors and other notices required by law or by these By-Laws. He shall attend all meetings of the shareholders and Board of Directors and shall maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders. He shall also

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perform all duties as these By-Laws, the Board of Directors, or the Chief
Executive Officer may from time to time prescribe.

               Section 10. SALARIES. The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing for the same.

               Section 11. CONTRACTS. Except as otherwise provided by the Board of Directors from time to time, all formal contracts of this Corporation shall be executed on its behalf by the Chief Executive Officer or by the President, and the corporate seal, if any, shall be thereto affixed and attested by the Chief Financial Officer, the Treasurer, or Secretary.

               Section 12. EXPENSES AND UNREASONABLE COMPENSATION. If any expenses authorized to be reimbursed to an officer of this Corporation shall be disallowed as a deduction to this Corporation, such expenses shall be deemed to be additional compensation to such officers for the period in which received; provided that if the treatment of such expenses as additional compensation, or any other payments of salaries, bonuses, medical reimbursements or other benefits paid to an officer of the Corporation shall be deemed unreasonable compensation and disallowed as a deduction to this Corporation, then such officer shall be obligated to immediately repay to the Corporation the full amount of any such disallowance and the Board of Directors shall take whatever action as, in the opinion of counsel to the Corporation, may be deemed necessary to collect such disallowance.

               Section 13. INDEMNITY. Each present or future director or officer, whether or not then in office, and the executors, administrators, or other legal representative of any such director or officer, shall be fully indemnified by the Corporation, in the manner and to the extent allowed by Minnesota Statutes 302A.521, or any amendment thereto.

                                   ARTICLE IV
                                  Capital Stock

               Section 1. ISSUANCE OF SHARES. The capital stock, including both authorized but previously unissued shares, as well as treasury shares, may be issued for such consideration, not less than the par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.

               Section 2. TRANSFER OF SHARES. (As amended on February 24, 1993) The shares of the Corporation shall be transferable on the books of the
Corporation: (a) in the case of those shares represented by certificates, only upon surrender of each certificate representing the same or with separate written assignment accompanying the certificates, or (b) in the case of shares without certificates, by delivery of written assignment in respect of the shares being transferred. In either case, such certificate or written assignment shall be properly endorsed by the registered holder or by his duly authorized attorney, and any written assignment shall be in form and substance satisfactory to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of any information required by Section 302A.417, Subd. 7 of the Minnesota Business Corporation Act and by Section 336.8-408 of the Minnesota Uniform Commercial Code, as each may be amended from time to time.

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               Section 3. CERTIFICATES OF STOCK.  (As amended February 24, 1993)
Each holder of the shares of the Corporation shall be entitled to a certificate signed by the Chairman, Chief Executive Officer or President and by the Chief Financial Officer, Treasurer or Secretary of the Corporation and sealed with the seal of the Corporation or a facsimile thereof. The certificates shall be in such form as shall be approved by the Board of Directors. However, unless the Board of Directors shall provide otherwise, and except for shares which are subject to any restriction as to transfer, all of the shares of any or all of the Corporation's classes or series may be issued without certificates. Shares represented by certificates shall not be re-issued without certificates except upon the request of the shareholder and until the certificate is surrendered to the Corporation. A holder of such uncertificated shares may request that a certificate be provided to such holder by giving notice to the Secretary of the Corporation.

               Section 4. TRANSFER AGENT AND REGISTRAR. (As amended February 24, 1993) The Board of Directors may appoint a transfer agent and registrar and may require that any stock certificates issued bear the countersignature of said transfer agent and registrar.

               The Board of Directors shall have authority to make and alter such rules and regulations as they may deem expedient concerning issue, transfer and registration of shares of the stock of the Corporation and rights or options relating thereto.

               Section 5. RECORD DATE. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as the record date for determination of shareholders entitled to notice of and to vote at such meeting and not exceeding forty (40) days preceding the date fixed for payment of any dividend, delivery of any rights, or other distribution allowed by law.

               Section 6. LOST CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall furnish an affidavit of such fact and shall furnish an appropriate bond of indemnity in form, substance, amount and with surety satisfactory to legal counsel for the Corporation, in which bond the Corporation and the Transfer Agent and Registrar shall be named as obligees.

                                    ARTICLE V
                                  Miscellaneous

               Section 1. SEAL. The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation, the State in which it is incorporated and the words "corporate seal."

               Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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                                   ARTICLE VI
                                   Amendments

               These By-Laws may be altered, amended or repealed by the Board of Directors, subject to the power of the shareholders, by the affirmative vote of a majority of the shareholders entitled to vote, at any meeting, to change or repeal such By-Laws; provided that notice of such proposed amendment shall have been given in the notice of such meeting; and provided that the Board of Directors shall not make or alter any By-Law fixing their number, qualifications, classifications or terms of office.


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